Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228430 and 333-224207 on Form S-3 and Registration Statement No. 333-224860 on Form S-8 of our reports dated March 16, 2018, relating to the consolidated financial statements of Eloxx Pharmaceuticals, Inc., for the years ended December 31, 2017 and December 31, 2016, appearing in this Annual Report on Form 10-K of Eloxx Pharmaceuticals, Inc.

Tel Aviv, Israel	/s/ Kost Forer Gabbay and Kasierer KOST FORER GABBAY & KASIERER
March 14, 2019	A member of Ernst & Young Global